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                                                                    Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Brooke Group Ltd.



As independent public accountants, we consent to the use of our report dated January 23, 1998 in this Post-Effective Amendment No. 3 to the Form S-3 registration statement of Brooke Group Ltd., relating to the consolidated statements of operations, stockholders' investment and cash flows of Thinking Machines Corporation and subsidiaries, for the year ended December 31, 1997.




/s/ Arthur Andersen LLP

Boston, Massachusetts
March 30, 2000